UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2023

F45 Training Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40590	84-2529722
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3601 South Congress Avenue, Building E
Austin, Texas 78704
(Address of Principal Executive Offices)

(737) 787-1955

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Waiver Under Credit Agreements

On March 31, 2023, F45 Training Holdings Inc., a Delaware corporation (the “Company”), as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and Australian Security Trustee, entered into a Consent Under Amended and Restated Credit Agreement, dated March 31, 2023 (the “JPM Credit Agreement Consent”) under the Amended and Restated Credit Agreement dated as of August 13, 2021, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of December 20, 2021, as amended by that certain Second Amendment to Amended and Restated Credit Agreement dated as of May 13, 2022 and as amended by that certain Third Amendment to Amended and Restated Credit Agreement dated as of February 14, 2023 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “JPM Credit Agreement”). In addition, on March 31, 2023, the Company, as borrower, the lenders party thereto and Alter Domus (US) LLC, entered into a Consent Under Subordinated Credit Agreement, dated March 31, 2023 (collectively with the JPM Credit Agreement Consent, the “Credit Agreement Documents”) under the Credit Agreement, dated as of February 14, 2023, by and among the Company, as borrower, the other loan parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and as Australian security trustee (collectively with the JPM Credit Agreement, the “Credit Agreements”). Pursuant to the Credit Agreement Documents, the parties to the Credit Agreements have agreed to waive certain defaults under the Credit Agreements with respect to the Company’s delayed audited financial statements for the year ended December 31, 2022 (the “2022 Financial Statements”), subject to the terms and conditions set forth in the Credit Agreement Documents.

As the Company reported in its Form 12b-25 filed with the Securities and Exchange Commission on March 16, 2023, the Company has been unable to complete its 2022 Financial Statements because the Company and its independent registered public accounting firm require time to complete certain items with respect to the Company’s financial statement preparation and review processes, including management’s assessment of the effectiveness of the Company’s internal controls over financial reporting for the period covered by the 2022 Financial Statements. The Company is not currently in a position to complete the 2022 Financial Statements or file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”), but the Company continues to work expeditiously to conclude its review and will file the 2022 Form 10-K as soon as practicable.

The foregoing summary of the Credit Agreement Documents does not purport to be a complete description of the Credit Agreement Documents and is qualified in its entirety by reference to the full text of the Credit Agreement Documents, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consent Under Amended and Restated Credit Agreement, by and among F45 Training Holdings Inc., the other Loan Parties thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Australian Security Trustee, dated March 31, 2023.

10.2	Consent Under Subordinated Credit Agreement, dated as of February 14, 2023, by and among F45 Training Holdings Inc., as borrower, the other loan parties party thereto, the lenders party thereto and Alter Domus (US) LLC, as administrative agent and as Australian security trustee., dated March 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2023	F45 Training Holdings Inc.

	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer